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                                                                   EXHIBIT 10.26


IBM SOFTWARE VENDOR MARKETING PROGRAMS
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Software Vendor Marketing Programs Agreement


                  SOFTWARE VENDOR MARKETING PROGRAMS AGREEMENT




Agreement Number:      SVMP-CA-639

Date of Agreement:    March 17, 1998

This is an Agreement between IBM Corporation ("IBM") and You:

Your Name and Address:

        Document Sciences, Corp.
        Business Development
        Suite 200
        6333 Greenwich Drive
        San Diego, CA 92122-5921

You and IBM hereby agree as follows:

1.0  PURPOSE

This Agreement sets forth the terms and conditions under which IBM, for a fee, will assist You in the marketing of Your Product(s).

2.0  DEFINITIONS

When used in this Agreement, the capitalized terms listed below will have the following meanings:


2.1 FEDERAL PROSPECT means a Prospect that is a) an agency or other unit of the Federal government, b) that You know or should know is a prospective federal prime or subcontractor, or c) a Prospect which You otherwise know or have reason to believe will acquire Product(s) for use in connection with a federal acquisition or project.


2.2 HARMFUL CODE means any computer CODE or programming instructions that are constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent or intent of the computer user. This definition includes, but is not limited to, self-replicating and self-propagating programming instructions commonly called "viruses" and "worms."


2.3 MARKETING ACTIVITIES means: the activities undertaken by the Marketing Force in marketing the Product(s) to Prospects where at a minimum the Marketing
Force:


2.3.1     establishes contact with the Prospect;

2.3.2     provides information regarding the Product(s) to the Prospect; and

2.3.3     maintains contact with the Prospect throughout the sales cycle.

2.4  Marketing Force means:

2.4.1   IBM; and

2.4.2 any IBM Business Partners and IBM Subsidiaries that IBM utilizes in marketing the Product(s).

2.5 MARKETING PACKAGE means materials provided by You to the Marketing Force. The Marketing Package shall include the following:

2.5.1 Software Vendor Marketing Programs Notice means an IBM supplied description of IBM's responsibilities to Prospects with respect to the Product(s).

2.5.2 Marketing Materials means Product brochures, technical specification sheets, demonstration presentations, Product descriptions utilized in electronic online services, and other marketing sales literature provided by You to IBM, or prepared by IBM and approved by You, for use by IBM in marketing Your Products to Prospects. IBM's use of the marketing materials and demonstration materials may include transmission of them on electronic, online services.

2.5.3 Order Form means an IBM supplied form on which orders for the Product(s) are recorded by the Marketing Force. It is used in internal IBM processes which may include sending it to You as part of the order confirmation process.

2.5.4 Price Schedule means a written statement supplied by You of Your retail prices for the Product(s), including discounts offered, if any.

2.5.5 User Agreement means the agreement supplied and used by You to sell, lease and/or license the Product(s) to Prospects.

2.6 PRODUCT(S) means Your software and documentation and any related materials, that are listed and described in the Attachment A "Product(s) List."

2.7 PROSPECT means a potential or actual customer of the Product(s) that is subject to Marketing Activities.

3.0  APPOINTMENT

Subject to the terms and conditions hereof, You hereby designate and appoint the Marketing Force as a nonexclusive representative for the marketing of the Product(s) in the United States and Puerto Rico.

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Software Vendor Marketing Programs Agreement

4.0  YOUR RESPONSIBILITIES

4.1 PRICING Notwithstanding anything contained herein, You shall retain full and absolute freedom and flexibility in pricing Your Product(s), and in establishing the terms and conditions under which they may be offered to Prospects.

4.2  MARKETING PACKAGE

4.2.1 You shall provide to IBM a copy of the items in the Marketing Package provided by You prior to sending the initial Marketing Package to the Marketing Force. You shall give IBM forty-five (45) days prior written notice should You elect to change any materials supplied by You in the Marketing Package and shall provide IBM with a complete copy of the revised Marketing Package at least thirty days prior to the effective date of the changes. IBM shall have the right to review all changes to the Marketing Package and to request reasonable modifications.

4.2.2 You shall at all times during the term of this Agreement ensure that the Marketing Package completely and accurately represents the Product(s) and shall provide reasonable quantities of the most current Marketing Package to the Marketing Force upon request.

4.3 MARKETING SUPPORT You shall cooperate with the Marketing Force in the marketing of the Product(s). Such cooperation shall include the reasonable provision of technical support services and training to the Marketing Force (including, but not limited to, telephone support), and reasonable participation and assistance with the Marketing Force in sales calls to Prospects, trade shows and conferences. In addition, You shall, in a manner reasonably consistent with industry practice, promote the Product(s) through national and local advertising.

4.4 PROSPECT QUALIFICATION You shall promptly review the qualifications of each Prospect that has signed an User Agreement. If You determine that You are unwilling to accept an User Agreement, You shall so notify IBM in writing prior to notifying the Prospect. Your notice to IBM shall identify the reason for such rejection.

4.5 PRODUCT(S) In order to ensure that the Product(s) marketed by the Marketing Forces under this Agreement are the most current release or version offered by You to Your customers, You shall make available for marketing by the Marketing Force under this Agreement all maintenance modifications, engineering changes, upgrades, enhancements, or new versions (including any future adaptations of the Product(s) to current or future IBM operating systems, systems, and platforms) of the Product(s) that You offer to Your customers.

4.6  YOUR MISCELLANEOUS RESPONSIBILITIES

4.6.1     You shall perform all of Your obligations under accepted User
Agreements.

4.6.2 You shall ship or deliver the Product(s) no later than the requested shipment date contained in the order confirmation notice, as described in
Section 4.9 of this Agreement, or within 7 days of receipt said notice, unless a different date is specified on an User Agreement. If such shipment date is not reasonably possible, You shall promptly notify the Prospect and IBM of Your projected shipment date and shall ship, deliver or provide the Product(s) at the earliest possible date.

4.6.3 You shall invoice and use reasonable efforts to collect all amounts payable under each User Agreement accepted by You.

4.6.4 You shall pay to IBM the compensation set forth in Section 6.0, "PAYMENT," and shall provide IBM with documentation and maintain records as provided therein.

4.6.5 You shall timely notify IBM when a Prospect's signature on an User Agreement is independently obtained by You and payment is due IBM under Section 6.0, "PAYMENT."

4.6.6 Throughout the term of this Agreement, You shall amend in writing the information provided to IBM on the business and product overview forms (provided to You by IBM and incorporated herein by reference) to ensure that such information remains accurate and complete.

4.6.7 You shall 1) promptly disclose to all Federal Prospects the existence of this Agreement, including the existence of the contingent fee payment arrangement in effect with IBM that would apply to the Federal Prospect's acquisition of the Product(s), 2) promptly, completely, and accurately execute any certifications, representations, and disclosure documents that may be required by any Federal Prospect to comply with federal regulations requiring certification and disclosure of contingent fee arrangements applicable to the acquisition of the Product(s).

4.6.8 In order for IBM to market Your Product(s) via an online service, You must presently have or must obtain a userid (at Your expense). IBM may direct inquires regarding Your Product(s) specifications, pricing, User Agreement terms and conditions and other such inquires to You. You will respond to such inquires from Prospects with best efforts within two (2) business days of receipt.

4.6.9 You will approve in a timely manner all Marketing Materials and demonstration materials provided by IBM for IBM's use in marketing Your Products to Prospects. You shall provide written approval to IBM for all information included in such Marketing Materials, including but not limited to, content, descriptions, pricing, technical information and usage of trademarks, trade names and copyrighted materials.


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Software Vendor Marketing Programs Agreement

4.7 DEMONSTRATION LICENSE You hereby grant IBM a worldwide, royalty-free, non-exclusive license to use, execute, perform, display, copy and distribute in tangible or electronic form all, or any portion of the Product(s) and any copyrighted material, including but not limited to graphics, pictures, drawings, screen layouts, text, icons, and any other related items owned by You for use by IBM in marketing Your Product(s) to Prospects and to authorize others to do any of the foregoing. Upon request by IBM, You shall deliver to IBM one complete copy of the Product(s) within 15 days of said request.

4.8 PROSPECT REGISTRATION The Marketing Force may provide You with Prospect registration(s) identifying, at a minimum, the Prospect's name and location. You shall, upon receipt of the registration, promptly review and reply to IBM in ten
(10) business days or less from date of receipt whether You will accept or reject Prospect. If You accept the Prospect registration, You will send to the initiator of the registration a completed Marketing Package. If You reject said Prospect registration, You will provide in writing to IBM the reason(s) for rejection.

4.9 ORDER CONFIRMATION IBM may provide You with order confirmation notices identifying Product(s) licensed by Prospects. You shall confirm in writing within ten (10) working days from date of receipt, the Product(s) licensed by a Prospect, the dollar value of the related User Agreement(s) and the estimated date You will pay to IBM the associated fees as described in Section 6.1 of this Agreement.

5.0  IBM'S RESPONSIBILITIES

5.1 MARKETING SUPPORT ACTIVITIES IBM will, at its sole cost, undertake the following market support activities for the Product(s):

5.1.1     provide to You the IBM Business Partner Program emblem as described in
Section 11.3 "Advertising and Trademark Usage" of this Agreement; and

5.1.2 issue an announcement letter to its Marketing Force and customers that describes the Product(s), to include pricing, and announces that the Marketing Force may solicit and obtain orders for the Product(s) on Your behalf. This announcement letter may also be posted on the Internet; and

5.1.3 make available to You a registration process whereby You may accept or reject a Prospect; and

5.1.4 include Your Product(s) (identified as Software Vendor Marketing Programs offerings) in IBM National Solution Center database.

5.2 IBM may solicit and obtain orders from Prospects on the Order Form, obtain the Prospect's signature on an User Agreement, and forward or facilitate the forwarding of the same to You.

5.3  IBM may participate in joint sales calls with You.

5.4 IBM will, in its Marketing Activities, rely on the information supplied by You and contained in the Marketing Package, training, and instruction received from You, and information otherwise provided by You regarding the Product(s).

5.5 IBM may, in a manner and amount that it deems appropriate, compensate the Marketing Force based upon fees received by IBM from You under this Agreement.

5.6 Notwithstanding anything contained herein, IBM shall have full freedom and flexibility in its marketing effort for the Product(s), including whether to market or discontinue marketing. IBM makes no guarantee or commitment that the Product(s) will be marketed nor does IBM guarantee the financial or other success of any marketing effort engaged in.

6.0  PAYMENT

6.1 FEE In consideration for the Marketing Activities (as defined in Section 2.3) and Market Support Activities (as described in Section 5.1), You shall owe IBM a fee equal to the applicable percentage (as listed in the Attachment A - "Product(s) List") of the total revenue received by You for Product(s) under:

6.1.1 User Agreements with Prospects obtained as a result of Marketing Activities with or without an order confirmation notice as described in Section
4.9 and/or with or without a Prospect registration as described in Section 4.8 of this Agreement; and

6.1.2 User Agreements with Prospects rejected by You under Section 4.4, "Prospect Qualification," provided You subsequently accept an User Agreement(s) for the Product(s) from such Prospects during the term of this Agreement and for six (6) months after IBM's withdrawal of the Products from marketing by the Marketing Force unless the reason for the rejection was that You were engaged in marketing activities with the Prospects prior to the Marketing Force's engagement with the Prospects; and

6.1.3 Additional User Agreements for Product(s) issued to Prospects by You during the term of this Agreement and six (6) months after IBM's withdrawal of the Products from marketing by the Marketing Forces which are a direct or follow-on result of Marketing Activities; and

6.1.4 User Agreements with Prospects obtained as a result of Marketing Activities initiated before the IBM's withdrawal of the Product(s) from marketing by the Marketing Force and three (3) months following said withdrawal.


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6.2  PAYMENT OBLIGATION Your payment to IBM shall accrue when the Prospect's fee for the Product(s) becomes payable to You.

6.3 REMITTANCE Payment shall be made to IBM within thirty (30) days after the conclusion of each calendar month for the amounts received by You in such calendar month. Payment shall be accompanied by an activity report summarizing the basis for the payment to IBM. For months in which no payment is due IBM, You will send an activity report so stating.

6.3.1 For Products, the report should include the names of each of the Prospects, the identification, quantity, and unit price of each Product(s), the order confirmation control number, the IBM feature and/or program number, the total due You from Prospect, the total payments received from Prospect, total due IBM, total fees paid to IBM to date under each User Agreement and the amount of fee to IBM included in this payment.

6.3.2 Rejection or Refund In addition, in the event, a Prospect cancels prior to making payment to You, or You grant a refund to a Prospect, the activity report shall contain detailed information identifying the reasons for and amounts of any resulting adjustment in payment due IBM.

6.4 AUDIT You shall maintain records in accordance with generally accepted methods of accounting of all transactions which are the subject of this Agreement for three years from the date revenue from the Product(s) accrues to You. If IBM deems it necessary, IBM (or an accounting organization retained by IBM) shall have access to such records, upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained.

6.5 FEE DISPUTE In the event IBM determines that additional payment is due, IBM will issue an invoice for such additional amount with supporting documentation. Except for disputed fees, You agree to pay such invoice within 30 days of receipt. In the event a dispute arises over fees due to IBM, IBM and You agree to work in good faith toward a mutually agreeable resolution of the dispute.

7.0  WARRANTY

You represent and warrant, as a present and ongoing affirmation of the facts, that:

7.1 You have all intellectual property rights to the Product(s) that are necessary to perform Your obligations under this Agreement and all agreements entered into with Prospect(s); and

7.2 The Product(s) and all related materials (including Marketing Materials and demonstration materials) do not infringe any intellectual property right (including but not limited to patents, copyrights, trademarks and trade secrets) of any third party; and

7.3 The Product(s) substantially conform to the statements and representations made by You in the Marketing Package or otherwise provided by You to Prospects and the Marketing Force; and

7.4 Your performance of Your obligations hereunder do not conflict with any agreement between You, the Prospects or any third party; and

7.5 You, in entering into this Agreement, have not relied on any promises, inducements, or representations by IBM except those expressly stated in this Agreement; and

7.6 The Product(s) comply with all applicable governmental regulations, rules and guidelines.

7.7  The Product(s) and all related materials do not contain any Harmful CODE.

7.8 The Products, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products.

8.0  INDEMNIFICATION

8.1 You hereby agree to defend, indemnify, and hold harmless IBM against any and all claims, losses, and expenses, including reasonable attorney fees and other costs of litigation, based on or arising out of any claim related to Your Product(s) including but not limited to claims that:

8.1.1 the Product(s) infringe any third party's intellectual property rights;

8.1.2 You negligently performed, or failed to perform, Your obligations under an User Agreement or this Agreement;

8.1.3 You breached Your representations or warranties under any agreement with Prospects or this Agreement.

8.2  The foregoing indemnities are conditioned on the following:

8.2.1 prompt written notice to You of the claim or proceeding subject to indemnification; and

8.2.2 cooperation by IBM at Your expense in the defense and settlement of any such claim; and


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8.2.3     IBM's obtaining Your prior consent to settlement, resolution, or any cost of litigation of any such claim, which consent shall not unreasonably be withheld.

8.3 IBM hereby agrees to defend, indemnify, and hold harmless You against any and all claims, losses, and expenses, including reasonable attorney fees and other costs of litigation, to the extent that such claims, losses, and expenses arise out of the intentional misrepresentation of the Product(s) by IBM; provided, however, that any such misrepresentation is not caused by Your acts or omissions.

8.3.1     The foregoing indemnities are conditioned on the following:

8.3.1.1 Prompt written notice to IBM of any claims or proceedings subject to indemnity: and

8.3.1.2 cooperation by You in the defense and settlement of such claim at the expense of IBM: and

8.3.1.3 prior written approval by IBM of any settlement, which approval shall not be unreasonably withheld.

9.0  TERM AND TERMINATION

9.1 This Agreement shall be effective for a period of two years and shall be automatically renewed on a yearly basis thereafter unless terminated under this Section.

9.2 Either party may elect to terminate this Agreement with or without cause by written notification to the other party. Termination will be effective ninety
(90) days after such notice.

9.3 In the event of any termination or expiration of this Agreement in whole or in part:

9.3.1 the provisions of Sections 2.0, "DEFINITIONS," 7.0, "WARRANTY," 8.0, "INDEMNIFICATION," 10.0, "INFORMATION," and 11.0, "GENERAL" shall survive and continue until they expire in accordance with their terms; and

9.3.2 any obligation under Section 6.0, "PAYMENT" shall survive and continue until satisfied.

10.0 INFORMATION

10.1 Unless otherwise agreed to in writing by the authorized representative of both parties, neither party shall provide the other party with information that is confidential to itself or any third party. Accordingly, in the absence of such a writing, no obligation of confidentiality of any kind is assumed by, or shall be implied against, either party by virtue of its discussions and/or correspondence with the other party or with respect to any information received (in whatever form and whenever received) from the other party under this Agreement or in activities related hereto notwithstanding any legend or statement to the contrary. Any exchange of confidential information will be covered under a separate agreement.

10.2 Notwithstanding the foregoing, You agree to use the methods and procedures You use to protect Your own information that You do not wish to disclose, to avoid disclosure of the provisions of the terms and conditions of this Agreement and its amendments. You may not disclose the terms and conditions of this Agreement and its amendments to any third party without the prior written consent of IBM. Such consent shall not be unreasonably withheld. You may refer to this Agreement solely by stating IBM has been granted the right to market and take orders for the Product(s).

11.0 GENERAL

11.1 FREEDOM OF ACTION Nothing in this Agreement shall be construed as prohibiting or restricting either party from independently developing, acquiring, and marketing products, services, and other materials which are competitive in any form with the Product(s) or products created or marketed by each other.

11.2 EXPENSES Each party shall bear its own expenses.

11.3 ADVERTISING AND TRADEMARK USAGE

11.3.1 IBM hereby grants You the use of the IBM Business Partner Program emblem ("Emblem") in Your advertising and promotional materials in the United States and Puerto Rico for the Product(s) ("Advertising Materials"). You shall not use the Emblem prior to IBM's initial announcement of the availability of the Product(s) to the Marketing Force. Any use must comply with the instructions set forth in guidelines issued by IBM from time to time entitled "IBM Business Partner Program Emblem Usage Guidelines" ("Guidelines").

A copy of the Guidelines shall be provided to You and is incorporated herein by reference. You may not use the IBM logotype other than as part of the Emblem. Except for Your press releases and as otherwise specified in the Guidelines, You do not need to provide to IBM for IBM's prior review and approval Your Advertising Materials incorporating trademarks or trade names of IBM or that which refers to You as a participant in the IBM Software Vendor Marketing Program if such use complies with the Guidelines. You must provide to IBM for IBM's prior review and approval Your press releases if such release makes any reference to the IBM Software Vendor Marketing Program. You shall make no reference to IBM, IBM equipment and IBM products that may be misleading. You agree to change at Your expense, any Advertising Materials which IBM, in its sole judgment, determines to be inaccurate, objectionable, misleading, or a misuse of IBM trademarks or trade names. You, on written


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demand by IBM, shall immediately cease the use of any materials that IBM deems to be in violation of this Section.

11.3.2 The authorization granted in this Section 11.3, "Advertising and Trademark Usage" on page 5 shall terminate immediately upon the termination or expiration of this Agreement. IBM reserves the right to modify or revoke the authorization granted to You hereunder effective upon thirty (30) days written notice. Revocation shall be effective immediately upon written notice in the event of any violation by You of the Guidelines or breach of this Agreement. Upon revocation of the rights granted in this Section 11.3, "Advertising and Trademark Usage" on page 5, or upon termination or expiration of this Agreement, You shall cease using the Emblem, and shall destroy any and all Advertising Materials.

11.3.3 Except as expressly provided herein, this Agreement grants You no right to use IBM's trademarks or trade names in connection with any product, promotion, or publication without the prior written consent of IBM.

11.3.4 You hereby authorize IBM to use Your trademarks, trade names and copyrighted materials for the Product(s) solely in performing Marketing Activities.

11.4 ASSIGNMENT AND DELEGATION You shall not sell, transfer, assign, or subcontract any right or obligation hereunder without the prior written consent of IBM. Any act in derogation of the foregoing shall be null and void. In no event may You use the services of an IBM dealer or an IBM remarketer for the performance of any obligation hereunder.

11.5 LIMITATIONS Except for claims arising under the Sections entitled "WARRANTY" and "INDEMNIFICATION", neither party shall be entitled to indirect, incidental or consequential damages. IBM will be responsible only for the amount of any actual direct damage arising from IBM's negligence or breach of this Agreement, including fundamental breach, tort, or misrepresentation, up to the greater of $25,000 or the fees paid to IBM regarding the Prospect.

11.6 NATURE OF THE RELATIONSHIP IBM is acting under this Agreement solely as Your marketing representative. Nothing herein shall be deemed to create any other relationship, including that of partnership. Neither You nor any employee of Yours shall be considered an employee or agent of IBM for any purpose.

11.7 NOTICE Any notice required or permitted under this Agreement shall be sent to:

In the case of IBM:

        IBM Corporation
        Vendor Marketing Programs
        Department BAV (WG09A)
        3200 Windy Hill Road
        Atlanta, GA 30339

In the case of You:

        Document Sciences, Corp.
        Business Development
        Suite 200
        6333 Greenwich Drive
        San Diego, CA  92122-5921

11.8 PAYMENT


11.8.1    Any payment to IBM under this Agreement shall be sent to:

    IBM Corporation
    Vendor Marketing Programs Control Desk
    Department BAV (WG09A)
    3200 Windy Hill Road
    Atlanta, GA 30339

11.9 GOVERNING LAW The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of New York.

11.10 AMENDMENTS IN WRITING No amendment, modification or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so affected and is executed by an authorized representative of both parties. No failure or delay by IBM in exercising any right, power or remedy will operate as a waiver of any such right, power, or remedy.

11.11 ENTIRE AGREEMENT The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, relating to the subject matter of this Agreement. Any payments due IBM under this Agreement shall be separate from, and in addition to, any due IBM under any other agreement between the parties.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Authorized Representatives.

International Business Machines Corporation        Document Sciences Corp. -
                                                       Business Development

By:  /s/ J.W. Mason                                By: /s/ Daniel J. Fregeau
     -----------------------------------               ----------------------------------

     J.W. Mason                                        Daniel J. Fregeau
     -----------------------------------               ----------------------------------
     Print Name                                        Print Name

     GM, Solution Developer Marketing                  Vice President, Business Development
     -----------------------------------               ----------------------------------
     Title                                             Title

     May 11, 1998                                      April 9, 1998
     -----------------------------------               ----------------------------------
     Date                                              Date



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                         ATTACHMENT A - PRODUCT(S) LIST

List in the table below or attach separately in table form the Products and applicable percentage due IBM. A more detailed description of the Product(s) may follow below the table or attached separately.

1.0  PRODUCTS AND APPLICABLE PERCENTAGE:


PRODUCT(S)                                          PERCENTAGE
----------------------------------------            ------------------------------------------------
Autograph Family of Products (excluding             15%  Fee  -  LEAD   GENERATION   AND   MARKETING
maintenance and support)                            ASSISTANCE:  IBM provides the lead and marketing
                                                    assistance   to   Document   Sciences   who   is
                                                    responsible  for marketing,  order  fulfillment,
                                                    invoicing,        installation,        training,
                                                    implementation, ongoing support, etc.





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